As filed with the Securities and Exchange Commission on October 3, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ----------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          ----------------------------

                                TEREX CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                              34-1531521
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                        CMI CORPORATION STOCK OPTION PLAN
                          CMI CORPORATION STOCK OPTION
                             STOCK OPTION AGREEMENT
                            (Full Title of the Plan)

                               Eric I Cohen, Esq.
                                Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

========================== =================== ===================== ===================== ====================
       Title of                                   Proposed Maximum     Proposed Maximum
    Securities to              Amount to be        Offering Price     Aggregate Offering        Amount of
    be Registered             Registered(1)         Per Share(2)           Price(3)          Registration Fee
-------------------------- ------------------- --------------------- --------------------- --------------------
Common Stock, par value           88,400              $22.142            $1,957,392             $489.35
$0.01 per share
========================== =================== ===================== ===================== ====================

(1) Represents the maximum number of shares of common stock, par value $0.01 per share ("Common Stock"), of Terex Corporation ("we", "us", the "Company" or the "Registrant") issuable upon exercise of options granted under the CMI Corporation Stock Option Plan, the CMI Corporation Stock Option and the Stock Option Agreement (together, the "CMI Stock Plans") and outstanding immediately prior to consummation of the merger (the "Merger") described in the Agreement and Plan of Merger, dated as of June 27, 2001, by and among CMI Corporation ("CMI"), the Company and a wholly-owned subsidiary of the Company (the "Merger Agreement"). The amount to be registered was calculated by multiplying the total number of options assumed by Terex by the exchange ratio under the Merger Agreement (552,500 x 0.16). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the number of shares being registered shall include an indeterminate number of additional shares of Terex's common stock that may become issuable as a result of any stock splits, stock dividends, or other similar transactions in accordance with the anti-dilution provisions of the CMI Stock Plans.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price per share of the outstanding options. As adjusted by the exchange ratio under the Merger Agreement, the 552,500 options granted under the CMI Stock Plans have the following exercise prices (rounded to the nearest thousandth):
         $12.109, $13.438, $17.188, $21.875, $25.781, $28.125 and $42.578, with a weighted average exercise price of $22.142.

(3) The proposed maximum aggregate offering price was calculated by multiplying the number of shares subject to options exercisable at each of the seven exercise prices set forth in Note 2 above as adjusted by the exchange ratio under the Merger Agreement by the number of shares issuable at the respective exercise prices. The calculation is as follows: (3,200 options x $12.109) + (1,200 options x $13.438) +
         (40,000 options x $17.188) + (8,000 options x $21.875) + (8,000 options
         x $25.781) + (24,800 options x $28.125) + (3,200 options x $42.578) =
         $1,957,392 aggregate consideration payable for the exercise of all options.


                             INTRODUCTORY STATEMENT

     This Registration Statement on Form S-8 is filed by the Registrant and relates to 88,400 shares of Common Stock issuable to employees and directors of CMI, whose options to purchase shares of common stock, par value $0.10 per share, of CMI ("CMI Common") were converted into options to purchase shares of Common Stock. Pursuant to the Merger Agreement and in accordance with Oklahoma law, CMI was merged with and into Claudius Acquisition Corp., a wholly owned subsidiary of the Registrant, on October 1, 2001, and options to purchase 552,500 shares of CMI Common were assumed by the Registrant and converted into options to purchase 88,400 shares of Common Stock.

                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to employees and directors of CMI as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information contained in those incorporated documents are considered part of this Registration Statement, and later information we file with the SEC will automatically update and supersede this information.

     We incorporate by reference the documents listed below that we have filed previously with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any future filings we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of our Common Stock offered hereby has been sold or which registers all of the Common Stock offered hereby that remains unsold:

     (a)  Our Annual Report on Form 10-K for the year ended December 31, 2000;

     (b)  Our  Quarterly  Report on Form 10-Q for the  quarter  ended  March 31,
          2001;

     (c)  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

     (d)  Our Current  Report on Form 8-K dated March 14, 2001 (filed  March 15,
          2001);

     (e)  Our Current  Report on Form 8-K dated March 22, 2001 (filed  March 23,
          2001);

     (f)  Our  Current  Report on Form 8-K dated June 27,  2001  (filed June 28,
          2001);

     (g)  Our Current Report on Form 8-K dated October 1, 2001 (filed October 2,
          2001);

     (h) Our Notice of Annual Meeting of Stockholders and Proxy Statement dated April 6, 2001; and

     (i) The description of our Common Stock contained in our Registration Statement on Form S-4, as amended dated August 24, 2001, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of any of these filings, at no cost, by contacting us at the following address:

                     Terex Corporation
                     500 Post Road East
                     Suite 320
                     Westport, CT 06880
                     Telephone (203) 222-7170

     Any statement contained in a document that is incorporated, or deemed incorporated, by reference in this Registration Statement shall be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or incorporated by reference in this Registration Statement or in any other subsequently filed document that also is, or is deemed, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any statement so modified or superseded shall not be a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities

              Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Eric I Cohen, Esq., has rendered an opinion on the validity of the Common Stock being registered under this Registration Statement. Mr. Cohen is a senior vice president and general counsel of the Company. A copy of his opinion is attached as Exhibit 5 to this Registration Statement. Mr. Cohen holds shares of Common Stock and options to acquire shares of Common Stock.

Item 6.  Indemnification of Directors and Officers

              Section 145 of the Delaware General Corporation Law ("DGCL") and
Article IX of the Company's Amended and Restated By-laws ("By-laws") provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

              Article IX of the Company's By-laws generally requires the Company to indemnify its officers and directors against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of certain actions, whether instituted by a third party or a stockholder (either directly or indirectly) and including specifically, but without limitation, actions brought under the Securities Act and/or the Exchange Act; except that no such indemnification will be permitted if such director or officer was not successful in defending against any such action and it is determined that the director or officer breached or failed to perform his or her duties to the Company, and such breach or failure constitutes (i) a willful breach of his or her "duty of loyalty", (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) a violation of Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) a transaction where such individual derived an improper financial profit (unless it is deemed that such profit is immaterial in light of all of the circumstances) (collectively, "Breach of Duty"). Notwithstanding the foregoing, subject to certain exceptions, the By-laws provide that directors or officers initiating an action are not entitled to indemnification.

              The By-laws also establish certain procedures by which (i) a director or officer may request an advance on his or her reasonable expenses, prior to the final disposition of an action, (ii) the Company may withhold an indemnification payment from a director or officer, (iii) a director or officer may be entitled to partial indemnification and (iv) a director or officer may challenge the Company's denial to furnish him or her with requested indemnification. Additionally, the By-laws provide that the adverse termination of an action against an officer or director is not in and of itself sufficient to create a presumption that a director or officer engaged in conduct constituting a Breach of Duty.

              Finally, the Company's Restated Certificate of Incorporation, as amended, contains a provision that eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty" (as further defined therein) to the Company or its stockholders, (ii) for acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption, or (iv) for any transaction from which the director derived an improper personal profit to the extent of such profit. This provision of the Restated Certificate of Incorporation offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Although the validity and scope of Section 145 of the DGCL has not been tested in court, the SEC has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

              The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company.

Item 7.  Exemption from Registration Claimed

              Not applicable.

Item 8.  Exhibits

     4.1  Restated   Certificate   of   Incorporation   of   Terex   Corporation
          (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration Number 33-52297).

     4.2 Certificate of Elimination with respect to the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

     4.3 Certificate of Amendment to Certificate of Incorporation of Terex Corporation dated June 5, 1998 (incorporated by reference to Exhibit
          3.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

     4.4 Amended and Restated Bylaws of Terex Corporation (incorporated by reference to Exhibit 3.2 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

     5.1 Opinion of Eric I Cohen, Esq., as to the legality of the securities being registered.

     23.1 Consent of PricewaterhouseCoopers LLP.

     23.2 Consent  of Eric I  Cohen,  Esq.  (included  in the  opinion  filed as
          Exhibit 5.1 hereto).

     24. Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement).

Item 9.  Undertakings

     a.   The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii)To include  any  material  information  with  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered that remain unsold at the termination of the offering.

     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on October 3, 2001.

                                        TEREX CORPORATION


                                        By:  /s/ Ronald M. DeFeo
                                             ----------------------------
                                             Ronald M. DeFeo
                                             Chairman of the Board, President
                                             and Chief Executive Officer

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald M. DeFeo or Eric I Cohen, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



/s/ Ronald M. DeFeo          Chairman, Chief Executive         October 3, 2001
-------------------
Ronald M. DeFeo              Officer and Director
                             (Principal Executive Officer)

/s/ Joseph F. Apuzzo         Chief Financial Officer           October 3, 2001
--------------------         (Principal Financial Officer)
Joseph F. Apuzzo

/s/ Kevin M. O'Reilly        Controller                        October 3, 2001
---------------------        (Principal Accounting Officer)
Kevin M. O'Reilly

/s/ G. Chris Andersen        Director                          October 3, 2001
---------------------
G. Chris Andersen

/s/ William H. Fike          Director                          October 3, 2001
---------------------
William H. Fike

/s/ Donald P. Jacobs         Director                          October 3, 2001
---------------------
Donald P. Jacobs

/s/ Don DeFosset             Director                          October 3, 2001
---------------------
Don DeFosset

/s/ Marvin B. Rosenberg      Director                          October 3, 2001
-----------------------
Marvin B. Rosenberg

/s/ David A. Sachs           Director                          October 3, 2001
-----------------------
David A. Sachs

                                  EXHIBIT INDEX

Exhibit Number   Description                                                Page
--------------   -----------                                                ----
    4.1          Restated  Certificate of Incorporation of Terex
                 Corporation (incorporated by reference to
                 Exhibit 3.1 to the Form S-1 Registration Statement of
                 Terex Corporation, Registration Number 33-52297).

    4.2 Certificate of Elimination with respect to the Series B Preferred Stock (incorporated by reference to Exhibit
                 4.3 to the Form 10-K for the year ended December 31,

                 1998 of Terex Corporation, Commission File No. 1-10702).
    4.3 Certificate of Amendment to Certificate of Incorporation of Terex Corporation dated June 5, 1998 (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

    4.4          Amended and Restated Bylaws of Terex Corporation
                 (incorporated by reference to Exhibit 3.2 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

    5.1          Opinion of Eric I Cohen, Esq., as to the legality of         10
                 the securities being registered.

    23.1         Consent of PricewaterhouseCoopers LLP.                       11

    23.2 Consent of Eric I Cohen, Esq. (included in the opinion filed as Exhibit 5.1 hereto).

    24. Powers of Attorney of certain officers and directors of the Registrant (included on the signature page of this Registration Statement).